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                                                                    EXHIBIT 10.1

                        CHAMPION HEALTHCARE CORPORATION
                        1995 RECAPITALIZATION AGREEMENT

       This 1995 Recapitalization Agreement (the"Agreement"), dated as of December 31, 1995 by and among CHAMPION HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), and the respective parties whose names and signatures appear on Schedule 1 of this Agreement (individually, a "Participant" and collectively, the "Participants").


                                  Witnesseth:


WHEREAS, the Board of Directors of the Company (the "Board") has determined that the Agreement would be in the best interests of the Company;

WHEREAS, pursuant to the Agreement (i) the holders of the Company's Series A Convertible Preferred Stock ("Series A"), Series A-1 Convertible Preferred Stock ("Series A-1") , and Series BB Cumulative Convertible Preferred Stock ("Series BB") will convert those shares pursuant to the existing terms thereof into shares of the Company's common stock $.01 par value ("Common Stock"),
(ii) the holders of the Series A, A-1, and BB Preferred Stock will receive shares of Common Stock in full payment of all accrued dividends through December 31, 1995 and a stated additional amount of Common Stock as consideration for their converting such preferred shares and taking shares of Common Stock in payment of accrued dividends, (iii) the holders of Series C Cumulative Convertible Preferred Stock ("Series C") and Series D Cumulative Convertible Preferred Stock ("Series D") will receive shares of Common Stock in full payment of all accrued dividends through December 31, 1995 and a stated additional amount of Common Stock as consideration for their agreeing to receive shares of Common Stock in payment of accrued dividends and waiving the accrual of all future dividends on their preferred stock, (iv) the shareholders of the Company will be asked to approve amendments to the Company's Certificate of Incorporation giving further effect to certain of the above actions, and (v) the holders of (a)warrants currently exercisable to purchase 680,102 shares of Common Stock issued pursuant to the Note and Stock Purchase Agreement dated May 27, 1992, as the same have been amended and reissued as Replacement Warrants pursuant to the Agreement to Exchange and Amend Warrants dated April 29, 1993 as amended ("Replacement Warrants"), (b) warrants issued pursuant to the Series D Note and Stock Purchase Agreement dated December 31, 1993 as amended ("Series D Warrants"), and (c) warrants issued pursuant to the Series E Note Purchase Agreement dated May 1, 1995 , as amended ("Series E Warrants")(the Replacement Warrants, Series D Warrants and Series E Warrants collectively the "Warrants") will have the right to exercise their warrants at reduced exercise prices for the period beginning December 31, 1995 and ending on the ninetieth (90) day after adoption of amendments to the Certificate of Incorporation giving effect to certain of the matters described above; and

WHEREAS, the Board has retained Jefferies & Company, Inc. to render its opinion as to the overall fairness from a financial perspective of the Agreement to the Company's Common Stock holders;





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NOW, THEREFORE, with the following terms, conditions and covenants, the Company and the Participants hereby agree as follows:

1 CLOSING. The Closing of the transactions called for in this Agreement shall occur on December 31, 1995 (the "Closing Date"). The Closing shall occur at the offices of Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P., 301 Commerce Street, Suite 3500, Fort Worth, Texas 76102, or such other place and time as the Company may determine.

2 TRANSACTIONS RELATING TO SERIES A, A-1 AND BB PREFERRED STOCK. At the Closing and subject to the terms and conditions stated herein:

         2.1 ADDITIONAL CONSIDERATION. The Company will issue to the Participants set forth in Schedule 2 that number of shares of Common Stock as set forth in Schedule 2 under the column "Series A, A-1 and BB Additional Consideration".

         2.2 FUTURE DIVIDEND WAIVER. The Participants who hold any shares of Series A, A-1 and BB Preferred Stock hereby irrevocably waive, forgive and discharge the Company from any and all obligations arising on and after January 1, 1996 for the accrual and payment of dividends on the Series A, A-1 and BB Preferred Stock they own, directly or indirectly.

         2.3 CONVERSION OF SERIES A, A-1 AND BB PREFERRED STOCK. The Participants who hold any shares of Series A, A-1 and BB Preferred Stock will at Closing convert all shares of such stock into Common Stock according to the terms of such shares set forth in the Company's Certificate of Incorporation, as amended. The amounts to be issued to the Participants upon such conversion is set forth in Schedule 2 under the column "Conversion Shares".

         2.4 PAYMENT OF ACCRUED DIVIDENDS. The Company will, in full and complete payment, satisfaction and discharge of all dividends accrued and accruing on or by reason of the Series A, A-1 and BB Preferred Stock through December 31, 1995, issue to the Participants who convert their shares of Series A, A-1 and BB Preferred Stock, that number of shares of Common Stock as set forth in Schedule 2 under the column "Dividend Payment Shares".

3 TRANSACTIONS RELATING TO SERIES C AND D PREFERRED STOCK. At Closing and subject to the terms and conditions stated herein:

         3.1 ADDITIONAL CONSIDERATION. The Company will issue to the Participants set forth in Schedule 3 that number of shares of Common Stock as set forth in Schedule 3 under the column "Series C and D Additional Consideration".





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         3.2     FUTURE DIVIDEND WAIVER.  The Participants who hold any shares of Series C and D hereby irrevocably waive, forgive and discharge the Company from any and all obligations arising on and after January 1, 1996 for the accrual and payment of dividends on the Series C and D Preferred Stock they own, directly or indirectly, except for the right to participate in dividends as may be declared on Common Stock as provided for in the amendment to the Certificate of Incorporation referred to in Section 4.1 until such amendment is adopted, and thereafter the Series C and D Preferred Stock shall have the rights set forth therein, and as in effect from time to time thereafter.

         3.3 PAYMENT OF ACCRUED DIVIDENDS. The Company will, in full and complete payment, satisfaction and discharge of all dividends accrued and accruing on or by reason of the Series C and D Preferred Stock through December 31, 1995, issue to the Participants who hold shares of Series C and D Preferred Stock, that number of shares of Common Stock as set forth in
                 Schedule 3 under the column "Dividend Payment Shares".

4 OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS AMONG THE COMPANY AND THE PARTICIPANTS. Subject to the terms and conditions stated herein:

         4.1 AMENDING CERTIFICATE OF INCORPORATION. The Company will promptly submit to its stockholders for approval an amendment to the Certificate of Incorporation in substantially the form attached hereto as Exhibit 4, and each Participant hereby agrees, whether individually or as part of a class, to vote or give its consent regarding, all shares of Series A, A-1, BB, C and D Preferred Stock, and any shares of Common Stock which may be received upon conversion of any such shares and any shares of Common Stock received under Sections 2.1,2.3, 2.4, 3.1, and 3.4, in favor of the adoption of such amendment to the Certificate of Incorporation

         4.2 PARTICIPANT SHARE OWNERSHIP. Each Participant represents and warrants to the Company and each other that they have the right to vote not less than the number of the shares of Series A, A-1, BB, C and D Preferred Stock and Common Stock set forth beside their name on Schedule 4. Nothing herein shall prevent a Participant from transferring or otherwise disposing of any of such share holdings provided any transferee agrees in writing to be bound by the terms hereof.

5 WARRANT EXERCISE PRICE REDUCTION. In accordance with the terms of the Second Amendment to Replacement Warrant, Amendment No. 3 to Series D Warrant and Amendment No. 1 to Series E Warrant, effective at Closing the Company will for the period from Closing to and ending on the ninetieth (90) day after adoption of the amendment to the Certificate of Incorporation referred to in Section 4.1, allow the holders of the warrants subject to such amendments to exercise such warrants at an exercise price of $5.25, $7.00, $7.00 per share, respectively.





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6        CONDITIONS TO OBLIGATIONS OF PARTICIPANTS.  Each Participants
         obligation contained in Sections 2, 3 and 4 is subject to the satisfaction, on or before the Closing Date, of the following conditions:

         6.1 REPRESENTATIONS OF COMPANY TRUE AND CORRECT. The representations and warranties contained in Section 8 hereof shall be true and correct on and as if made on the Closing Date, all conditions to the Closing set forth in this Section 6 shall have been met; and the Company shall have delivered to the Participants an Officer's Certificate, dated the Closing Date, to such effects;

         6.2     COMPLIANCE WITH THIS AGREEMENT.   The Company and all other
                 Participants shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein and in any other document contemplated hereby or thereby which are required to be performed or complied with by the Company and all other Participants on or before the Closing Date.

         6.3 PROCEEDINGS. On the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby other than Section 4, and all documents incident thereto shall be satisfactory in form and substance to the Participants, and the Participants shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         6.4 FAIRNESS OPINION The Company shall have received an opinion dated not later than the Closing from Jefferies & Company., Inc. that the terms of the Agreement are overall fair from a financial perspective to the Company's Common Stockholders;

         6.5 OPINION OF COUNSEL. The Participants shall have received an opinion of Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P. in substantially the form attached hereto as Exhibit 6.5;

7 CONDITIONS TO OBLIGATIONS OF PARTICIPANTS AND THE COMPANY. The obligations of the Participants and the Company contained in Sections 2, 3 and 4 are conditioned on the following being met on or before the Closing Date:

         7.1 SECOND AMENDMENT TO SERIES E NOTE PURCHASE AGREEMENT. The Second Amendment to Series E Note Purchase Agreement substantially in the form attached hereto as Exhibit 7.1 shall be effective as of the Closing Date;

         7.2 ELEVENTH WAIVER TO SERIES D NOTE AND STOCK PURCHASE AGREEMENT. The Eleventh Waiver to Series D Note and Stock Purchase Agreement substantially in the form attached hereto as Exhibit
                 7.2 shall be effective as of the Closing Date;





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         7.3     AMENDMENT NO. 1 TO SERIES E WARRANTS. All holders of the
                 Series E Warrants and the Company shall have executed the Amendment No.1 to Series E Warrants substantially in the form attached hereto as Exhibit 7.3;

         7.4 AMENDMENT NO. 3 TO SERIES D WARRANTS. Except for Thomas M Rodgers, Jr., all holders of the Series D Warrants and the Company shall have executed the Amendment No. 3 to Series D Warrants substantially in the form attached hereto as Exhibit 7.4;

         7.5 SECOND AMENDMENT TO REPLACEMENT WARRANT. All holders of Replacement Warrants and the Company shall have executed the Second Amendment to Replacement Warrant substantially in the form attached hereto as Exhibit 7.5;

         7.6 WAIVER BY HOLDERS OF TERM NOTE AND REVOLVING NOTE WARRANTS. The holders of warrants to purchase Company Common Stock issued pursuant to the Term Loan Agreement dated December 31, 1990 and the Revolving Loan Agreement dated December 31, 1990 shall have executed waivers effective as of the Closing Date, of restrictions on the Company amending its Certificate of Incorporation, substantially in the form attached hereto as
                 Exhibit 7.6 .

         7.7 AMENDMENT NO. 7 TO D STOCKHOLDERS AGREEMENT. The D Stockholders Agreement dated December 31,1993 as amended, shall have been amended to waive the right by the parties thereto to acquire Common Stock to be issued pursuant to the 1995 Recapitalization Agreement substantially in the form attached hereto as Exhibit 7.7.

         7.8 WAIVER TO SERIES E STOCK REGISTRATION AGREEMENT. The Waiver to Series E Stock Registration Agreement substantially in the form attached hereto as Exhibit 7.8 shall be effective as of the Closing Date;

         7.9 AMENDMENT NO. 4 TO SERIES D STOCK REGISTRATION AGREEMENT. The Amendment No. 4 to Series D Stock Registration Agreement substantially in the form attached hereto as Exhibit 7.9 shall be effective as of the Closing Date;

         7.10 AMENDMENT NO. 1. TO SERIES B AND SERIES C STOCK REGISTRATION AGREEMENT. The Amendment No. 1 to Series B and Series C Stock Registration Agreement substantially in the form attached hereto as Exhibit 7.10 shall be effective as of the Closing Date;

         7.11 CONSENT RE STOCK REGISTRATION AGREEMENT. The consent required by the Stock Registration Agreement dated December 31, 1990, as amended, for the Company to include in existing registration rights agreements, shares of Common Stock to be issued pursuant to the Agreement, substantially in the form attached hereto as Exhibit





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                 7.6, shall be effective as of the Closing Date.

8 REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY. The Company represents, covenants and warrants as of the Closing Date to the Participants the following:

         8.1 ORGANIZATION The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware; each subsidiary having assets in excess of $100,000 or annual revenues in excess of $100,000 in any of its last two fiscal years, is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated; and the Company has and each subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. The Company has duly executed and delivered this Agreement and, as of the Closing Date, the other agreements required herein. As used in this agreement, the term "subsidiary" shall include any corporation which the Company owns directly or indirectly more than 50% of the stock thereof.

         8.2 QUALIFICATION. The Company is and each of its subsidiaries are duly qualified and in good standing as a foreign corporation to do business in every jurisdiction where the character of the properties owned or leased by it or the nature of any business transacted by it makes such qualification necessary and where such nonqualification or lack of good standing would have a material adverse effect on the business of the Company and its consolidated subsidiaries taken as a whole.

         8.3 AUTHORIZATION AND POWER. The Company has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and the other agreements referenced herein and to consummate the transactions contemplated hereby and thereby. The Company has full right, power and authority to execute and perform its obligations under the Agreement and the other agreements referenced herein and the Agreement and such agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         8.4     CAPITAL STOCK.
                 8.4.1 As of the Closing Date the Company has authorized a total of 40,400,000 shares of its capital stock of all classes, consisting of 25,000,000 shares of Common Stock, 15,400,000 shares of Preferred Stock divided into the following classes: 3,500,000 shares of Series A Preferred Stock, 6,500,000 shares of Series A-1 Preferred Stock, 2,300,000 shares of Series BB Preferred Stock, 500,000 shares of Series C Preferred Stock, 2,200,000 shares of Series D Preferred Stock and 400,000 shares of Series B $2.125 Increasing Rate Cumulative Convertible Preferred Stock ("Series B Preferred Stock" ). As of December 1, 1995, 4,243,647 shares of Common Stock are issued and outstanding, 3,500,000 shares of Series A Preferred Stock are issued and





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                          outstanding, 2,769,109 shares of Series A-1 Preferred
                          Stock are issued and outstanding 1,577,546 shares of Series BB Preferred Stock are issued and outstanding, 448,811 shares of Series C Preferred Stock are issued and outstanding, 2,156,903 shares of Series D Preferred Stock are issued and outstanding, and no shares of Series B Preferred Stock are outstanding. The Company holds no shares of its capital stock in its treasury. Since December 1, 1995 and except for conversions of the Series A, A-1 and BB and exercises (if any) of warrants outstanding on December 1, 1995 the Company has not issued any shares of capital stock. All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Company has reserved such number of shares of Common Stock for issuance pursuant to such instruments or agreements as are set forth in
                          Schedule 8.4 hereto.  Set forth in Schedule 8.4 are
                          (i) pro forma balance sheet information for the Company as of December 31, 1995 based upon giving effect to the terms of this Agreement and the exercise of certain warrants, and (ii) certain share data for the Series A, A-1, BB, C and D Preferred Stock, which in each case reflects in all material respects the effects of the transactions contemplated herein as of December 31, 1995, the exercise of certain warrants and the assumptions therein referenced.

                 8.4.2 None of the shares of the Company's capital stock outstanding at Closing (i) were subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any capital stock of the Company or any capital stock referred to in the immediately following subsection hereof.

                 8.4.3 Except as otherwise stated in this section or disclosed on Schedule 8.4 and except for shares reserved for issuance in connection with options and warrants outstanding on the date hereof, the Company has not granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire or receive any of the authorized but unissued shares of its capital stock of any class or any securities convertible into shares of its capital stock of any class. As of the date hereof, no person holds of record or beneficially owns 5% or more of the outstanding shares of any class of the capital stock of the Company except as set forth in Schedule 8.4hereto. Schedule 8.4 sets forth as of Closing the exercise price or the conversion price, after taking into account any adjustments to such exercise price or conversion price required by the terms thereof prior to Closing, of the Series A, A-1, BB, C, and D Preferred Stock and the Replacement Warrants, Series D Warrants and Series E Warrants.

                 8.4.4 All shares of Common Stock issued and outstanding immediately prior to Closing are listed for trading on the American Stock Exchange,





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                          Inc.("AMEX"), and all shares of Common Stock (i) to
                          be issued at Closing pursuant to Sections 2 and 3 and
                          (ii) issuable upon the exercise of the Replacement Warrants, as amended, Series D Warrants, as amended and Series E Warrants, as amended will be when issued, listed for trading on the American Stock Exchange, Inc.

         8.5 VALID ISSUANCE. All shares of Common Stock (i) issued and outstanding immediately prior to Closing are validly issued and fully paid and nonassessable, (ii) issuable in accordance with the Agreement will, when issued, be validly issued and fully paid and nonassessable.

         8.6 ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court, arbitrator or administrative or governmental body that (i) questions the validity of this Agreement, the shares of Common Stock issuable pursuant to this Agreement, the Replacement Warrants, as amended, Series D Warrants, as amended or the Series E Warrants, as amended, or any action taken or to be taken pursuant hereto or thereto or (ii) might adversely affect the right, title or interest of any Participant to the shares of Common Stock issuable pursuant to this Agreement or (iii) except as disclosed in Schedule 8.6, that materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, either individually or collectively, the business, property, assets or condition of the Company and its consolidated subsidiaries taken as a whole. Neither the Company nor any subsidiary is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which might, either individually or collectively, materially and adversely affect the business, property, assets or financial position of the Company and its consolidated subsidiaries taken as a whole. No action or determination is pending, or threatened with the AMEX with respect to the authority of the Common Stock to be listed for trading thereon. To the knowledge of the Company no action is pending or threatened against any Participant which relates to this Agreement or the transactions contemplated herein.

         8.7 OUTSTANDING DEBT; NO DEFAULT. Neither the Company nor any of its subsidiaries has outstanding any indebtedness except as set forth in the consolidated balance sheet of the Company and its consolidated subsidiaries as at September 30, 1995 or incurred since then in the normal course of business or as set forth in Schedule 8.7. There exists no monetary event of default and there exists no other event of default by the Company or any subsidiary under the provisions of any instrument evidencing indebtedness the effect of which would have a material adverse effect on the Company and its subsidiaries taken as a whole.





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         8.8     TITLE, LIENS.  The Company has, and each of its subsidiaries has, good and marketable title to its respective properties and assets reflected in the consolidated balance sheet of the Company and its consolidated subsidiaries as at September 30 1995(other than properties and assets disposed of in the ordinary course of business, equity interests owned by others in subsidiaries of the Company, the pending transfer of Autauga Medical Center and Autauga Health Care Center in exchange for Jordan Valley Hospital, and as set forth on
                 Schedule 8.8) and except for property purchased under title retention transactions or capitalized leases. Neither the Company nor any subsidiary has pledged or mortgaged its assets to secure any indebtedness other than (i) to Banque Paribas, Agent under an amended and restated loan agreement dated as of May 31, 1995, as amended, (ii) to Health Care REIT, Inc. that was assumed with the acquisition of Psychiatric Healthcare Corporation, (iii) purchase money indebtedness,
                 (iv) mortgages to secure the assets being acquired, (v) capital leases, (vi) deposits in the ordinary course or (vii) as otherwise disclosed to the Participants in any exhibit or schedule hereto.

         8.9 TAXES. The Company has, and each of its subsidiaries has timely, filed all Federal, State and other income and payroll tax returns that, to the knowledge of the Company, are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due except for taxes or assessments the payment of which is being contested in good faith by proper action and against which adequate accounting reserves are being maintained. The Company is not aware of any proposed tax assessment against it or any subsidiary and all tax liabilities are provided for with adequate reserves.

         8.10 GOVERNMENTAL CONSENT. Except for the filing and clearance of the Company's proxy statement with the Securities and Exchange Commission in connection with seeking the approval of the Amendment to the Certificate of Incorporation, neither the nature of the Company or of any subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any subsidiary and any other person, nor any circumstance in connection with the consummation of the terms of this Agreement and the other agreements referred to herein, is such as to require any consent, approval or authorization of, or any notice to, or filing, registration or qualification with, any court or administrative or governmental body in connection with the execution and delivery of this Agreement),

         8.11 HOLDING COMPANY STATUS. Neither the Company nor any subsidiary is a "holding company," or a subsidiary or affiliate of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.


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         8.12    INVESTMENT COMPANY STATUS.  Neither the Company nor any
                 subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         8.13 ERISA. All of the "employee pension benefit plans" within the meaning of Section 3(2) of ERISA which are maintained by or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate and which are intended to meet the requirements of Section 401(a) of the Code are disclosed in the Company's financial statements. Any such plan intending to qualify under Section 401(a) or 401(k) of the Code does so qualify. Neither the Company nor any of its subsidiaries nor any ERISA Affiliate maintains, contributes to or has contributed to a Multiemployer Plan or any other plan subject to Title IV of ERISA or Section 412 of the Code. All material employee benefit plans and arrangements covered by ERISA, maintained by or contributed to by the Company, any of its subsidiaries or any ERISA Affiliate are in substantial compliance with all applicable law, including any reporting requirements. Except as disclosed on Schedule 8.13, neither the Company nor any subsidiary has any liability with respect to retiree medical or death benefits or other benefits payable after termination of employment. Neither the Company, nor any of its subsidiaries nor any other person, including any fiduciary, has engaged in any transaction prohibited by
                 Section 4975 of the Code or Section 406 of ERISA which could subject the Company or any of its subsidiaries or any person the Company or any of its subsidiaries have an obligation to indemnify to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

         8.14 FINANCIAL STATEMENTS. (i)The Company has previously furnished the Participants the consolidated balance sheets of the Company and its consolidated subsidiaries as at December 31, 1994 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 1994, all certified by Coopers & Lybrand, including in each case the related schedules and notes, and the unaudited consolidated balance sheets of the Company and its consolidated subsidiaries as at September 30, 1995 and the unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the period ended on such date, prepared by the Company.

                 (ii) Except as disclosed on Schedule 8.14, all such financial statements (including any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles consistently applied, except to the extent set forth in the notes to such financial statements, throughout the periods involved and to the extent required by such principles show all liabilities, direct and contingent, of the Company and its consolidated subsidiaries. Except as disclosed on Schedule 8.14,





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                 the balance sheets and the related schedules and notes fairly present on a consolidated basis the financial condition of the Company and its consolidated subsidiaries as at the respective dates thereof; and the statements of income and stockholders' equity and the related schedules and notes and the key operating indicators fairly present on a consolidated basis the results of the operations of the Company and its consolidated subsidiaries for the respective periods indicated.

                 (iii) Except as disclosed on Schedule 8.14, there have been no material adverse changes in the business, operations, property, assets, prospects, condition, financial or other, of the Company and its subsidiaries, on a consolidated basis, since December 31, 1994.

         8.15 BROKER'S OR FINDER'S COMMISSIONS. No broker's, finder's, advisor's or placement fee or commission will be payable with respect to the transactions contemplated hereby, and the Company will hold the Participants harmless from any claim, demand or liability for broker's, finder's, advisor's or placement fees or commissions alleged to have been incurred in connection with the transactions contemplated hereby.

         8.16 SEC FILINGS. The Company has timely filed all reports and schedules required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended.

         8.17 COMPLIANCE WITH OUTSTANDING AGREEMENTS. The execution, delivery and performance by the Company of this Agreement and any other document contemplated hereby or thereby, and the issuance of the Common Stock and amendments to the Warrants as herein provided, will (i) not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary pursuant to, or otherwise violate, any (a) instrument evidencing any indebtedness of the Company or any of its subsidiaries or any agreement relating thereto, or (b) any other agreement to which the Company or any of its subsidiaries is a party, or (ii) result in any adjustment to the conversion price, exercise price or the number of shares of Common Stock receivable upon the conversion or exercise of any instrument that is exercisable, convertible or exchangeable into shares of Common Stock (except (i) as specifically contemplated by the terms of the Restructure Agreement and (ii) for the 4,925 Series D shares and 3,960 Series D Warrants held by Thomas M. Rodgers, Jr.).

         8.18 DISCLOSURE. Neither this Agreement and the Schedule and Exhibits attached hereto nor any other document, certificate or statement furnished to any Participant by or on behalf of the Company in connection herewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the


1995 Recapitalization Agreement                                          Page 11
                 statements contained herein and therein, in the light of the circumstances under which made, not misleading. There is no fact peculiar to the Company or its subsidiaries and known to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, operations, property, assets, prospects, or condition, financial or other, of the Company and its subsidiaries, taken as a whole, which has not been set forth in this Agreement and the Schedules and Exhibits attached hereto or in the other documents described herein and furnished to each of the Participants by or on behalf of the Company prior to the Closing Date in connection with the transactions contemplated hereby.

9        COVENANTS OF THE PARTICIPANTS

         9.1 INVESTMENT PURPOSE Each Participant who will receive Common Stock pursuant to the provisions of Section 2 or 3, as to itself, represents and warrants that (i) it is acquiring the Common Stock to be received by it hereunder for its own general account and/or one or more separate accounts maintained by it for investment and not with a view to any distribution of the Common Stock to be received by it hereunder, but subject, nevertheless, to the disposition of the Common Stock being at all times within its control, and
                 (ii) it is an "accredited investor" as defined in Rule 501 under the Securities Act or is sophisticated enough in business matters to adequately evaluate the risks and merits of the transaction.

         9.2 AUTHORITY. Each Participant as to itself represents and warrants that it has the power, is authorized or otherwise duly qualified to execute this Agreement.

         9.3 WAIVE OF ANTI-DILUTION ADJUSTMENT PENDING AMENDMENT OF CERTIFICATE OF INCORPORATION. During the period from Closing until the stockholders of the Company adopt the Amendment to the Certificate of Incorporation referred to herein, the Participants waive any provision in the Certificate of Incorporation as in effect at Closing that would result in an adjustment of the conversion price of the Series C or D Preferred Stock as a result of the issuances of Common Stock pursuant to Sections 2 and 3 or the amendments to the Warrants referred to in Section 5 hereof.

10 RESTRICTIONS OF TRANSFER. The Common Stock issued pursuant to Sections 2 and 3 ("Restricted Securities") shall not be transferable except upon the conditions specified in this Section 10, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any such securities.

         10.1 RESTRICTIVE LEGENDS. (a) Unless and until otherwise permitted by this Section, each certificate for any Restricted Securities issued to a Participant, a nominee thereof, or to any subsequent transferee of such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:





1995 Recapitalization Agreement                                          Page 12

                          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available. Further, such transfer is subject to the conditions specified in the 1995 Recapitalization Agreement dated December 31, 1995 pursuant to which such securities were issued by Champion Healthcare Corporation (the "Company") and the D Stockholders Agreement dated December 31, 1993, as amended, copies of which agreements are on file and may be inspected at the principal office of the Company. A copy of each agreement will be furnished by the Company to the holder hereof upon request and without charge. Under certain circumstances specified in such 1995 Recapitalization Agreement, the Company has agreed to deliver to the holder hereof a new certificate, not bearing this legend, for all or part of the number of the securities evidenced hereby, as the case may be, registered in the name of such holder or its designated nominee."

                 (b) The Company may order its transfer agents for Restricted Securities to stop the transfer of any Restricted Securities bearing the legend set forth in Subparagraph (a) of this
                 Section 10 until the conditions of this Section 10 with respect to the transfer of such securities have been satisfied.

10.2 NOTICE OF PROPOSED TRANSFER If, prior to any transfer or sale of any Restricted Securities, the holder desiring to effect such transfer or sale shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and a written opinion of counsel for such holder (who may be counsel employed by any institutional holder) (provided that such counsel (if other than counsel for the Company or for the Participants in connection with the issuance of the Restricted Securities hereunder), and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such securities under the Securities Act, the Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected; provided, however, that if in such written notice the transferring holder represents and warrants to the Company that the transfer or sale is to a purchaser or transferee whom the transferring holder knows or reasonably believes to be a "qualified institutional buyer", as that term is defined in Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144A"), no opinion shall be required.

10.3 TERMINATION OF RESTRICTIONS. (a) Notwithstanding the foregoing provisions of this Section 10, the restrictions imposed by this
         Section 10, upon the transferability of Restricted Securities shall not apply and shall terminate as to any particular Restricted Securities if (1) such security is effectively registered under the Securities Act and sold by the holder thereof





1995 Recapitalization Agreement                                          Page 13
         in accordance with such registration, or (2) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation have been received from counsel for the holder thereof (who may be counsel employed by any institutional holder) or counsel for the Company, or
         (3) such security is sold without registration under the Securities
         Act in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144") or Rule
         144A, or (4) the Company is reasonably satisfied that the holder of such security shall, in accordance with the terms of Subsection (k) of Rule 144, be entitled to sell such security pursuant to such Subsection, or (5) a letter or an order shall have been issued to the holder thereof by the staff of the Securities and Exchange Commission or stating that no enforcement action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

         (b) Whenever the restrictions imposed by this Section 10 shall terminate, as hereinabove provided, the holder of any particular Restricted Securities then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for any Restricted Securities not bearing the restrictive legend set forth in
         Section 10 hereof.

10.4 COMPLIANCE WITH RULE 144 AND RULE 144A. At the written request of any holder of any Restricted Securities who proposes to sell any Restricted Securities in compliance with Rule 144, the Company shall furnish to such holder, within ten days after receipt of such request, a written statement as to whether or not the Company is in compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule. For purposes of effecting compliance with Rule 144A, in connection with any resales of any Restricted Securities that hereafter may be effected pursuant to the provisions of Rule 144A, any holder of any Restricted Securities desiring to effect such resale and each prospective institutional purchaser of any such Restricted Securities designated by such holder shall have the right, at any time the Company is not subject to Section 13 or 15(d) of the Securities and Exchange Act, to obtain from the Company, upon the written request of such holder and at the Company's expense the documents specified in Section (d)(4)(i) of Rule 144A, as such rule may be amended from time to time.

10.5 NON-APPLICABILITY OF RESTRICTIONS ON TRANSFER. Notwithstanding the provisions of Section 10 hereof, any record owner of any Restricted Securities may from time to time transfer all or any part of such record owner's Restricted Securities (i) to a nominee identified in writing to the Company as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of any Restricted Securities identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer all or part of any Restricted Securities registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, (ii) to an Affiliate, (iii) with





1995 Recapitalization Agreement                                          Page 14
         respect to Bank of America Illinois and its employees, any transfer by and between Bank of America Illinois, its affiliates and employees, or
         (iv) if such record owner is a partnership or the nominee of a partnership, to a partner, retired partner, or estate of a partner or retired partner, of such partnership, so long as such transfer is in accordance with the transferee's interest in such partnership and is without consideration; provided, however, that each such transferee shall remain subject to all restrictions on the transfer of securities herein contained.

11 TERMINATION. The Company may terminate this Agreement at anytime for any reason on or before the Closing Date.

12       MISCELLANEOUS.

         12.1 WAIVER OF NOTICE AND CONSENT TO TRANSACTIONS. The Company and the Participants, as to those agreements to which each may be a party, hereby (i) waive any notice provision in any of the agreements the amendment or waiver with respect thereto is referenced in Section 7 that would otherwise be required in respect of the transactions contemplated by this Agreement and the Exhibits hereto and (ii) subject to the accuracy at Closing of the representations, covenants and warranties of the Company contained in Section 8, give their consent, to the extent any such agreements require such consent or would be breached without such consent, to the transactions contemplated by this Agreement and the Exhibits hereto.

         12.2 TRANSACTION EXPENSES. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Participants harmless against liability for the payment of, all out-of-pocket expenses arising in connection with the execution and delivery of this Agreement and the other agreements, amendments, waivers and consents contemplated herein, limited to the reasonable fees and expenses of (i) Chapman and Cutler as counsel to the holders of the Series E Warrants and the Series E 11% Senior Subordinated Debt due December 31, 2003, (ii) Rudnick & Wolfe, as counsel to the holders of the Series D 11% Senior Subordinated Debt due December 31, 2003; and (iii) Sonnenschein Nath & Rosenthal, as counsel to the holders of the Series D Preferred Stock and Series D Warrants.

         12.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by the Company and the Participants in connection herewith shall survive the execution and delivery of this Agreement.

         12.4 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, that the Company may not assign any of its rights, duties or obligations under this Agreement, except with the Participants' written consent.





1995 Recapitalization Agreement                                          Page 15

         12.5 NOTICES. All notices and other communications provided for or given or made hereunder shall be in writing and shall be effective when received upon the earlier of: (i) by hand or by first class mail (or registered mail, if required), (ii) by electronic facsimile transmission, (iii) by courier or (iv) actual receipt if to the Participants at their address set forth on Schedule 1 hereto, to transferees of the Participants at their address set forth in the records of the Company or the transfer agent of the Company, and if to the Company, at Champion Healthcare Corporation, 14340 Torrey Chase, Suite 320, Houston, Texas 77014, or to such other address with respect to any such party as such party shall give notice in writing.

         12.6 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to its conflict of law provisions. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

         12.7 HEADINGS; TABLE OF CONTENTS. The descriptive headings of the several sections of this Agreement and the table of contents are inserted for convenience only and do not constitute a part of this Agreement.

         12.8 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all such words herein shall include the singular and plural.

         12.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        CHAMPION HEALTHCARE CORPORATION


                                        ----------------------------------------
                                        James G. VanDevender,
                                        Executive Vice President



              [Remaining signatures appear on the following pages]





1995 Recapitalization Agreement                                          Page 16

                        FRONTENAC VI LIMITED PARTNERSHIP

                                           By: Frontenac Company,
                                               its General Partner


                                           By:
                                               ---------------------------------
                                               Laura P. Pearl
                                               Title: General Partner


                                           FRONTENAC DIVERSIFIED III LIMITED
                                           PARTNERSHIP

                                           By: Frontenac Company,
                                               its General Partner

                                           By:
                                               ---------------------------------
                                               Laura P. Pearl
                                               Title: General Partner


                                           EQUITY-LINKED INVESTORS, L.P.

                                           By: Rohit M. Desai Associates
                                               its General Partner


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                           EQUITY-LINKED INVESTORS-II

                                           By: Rohit M. Desai Associates-II
                                               its General Partner

                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------





1995 Recapitalization Agreement

                                           OLYMPUS PRIVATE PLACEMENT FUND, L.P.

                                           By: OGP Partners, L.P.
                                               Its General Partner


                                           By:
                                               ---------------------------------
                                               James A. Conroy
                                               Title:  General Partner of the
                                                       General Partner

                                           EQUUS II INCORPORATED


                                           By:
                                               ---------------------------------
                                               Nolan Lehmann, President


                                           EQUUS CAPITAL PARTNERS


                                           By:
                                               ---------------------------------
                                               Its General Partner


                                           By:
                                               ---------------------------------
                                               Nolan Lehmann, President


                                           WPG CORPORATE DEVELOPMENT
                                           ASSOCIATES III, L.P.
                                           By:  WPG CDA III, L.P.


                                           By:
                                               ---------------------------------
                                               Peter B. Pfister
                                               Title:  General Partner





1995 Recapitalization Agreement

                                           WPG CORPORATE DEVELOPMENT
                                           ASSOCIATES III (OVERSEAS), LIMITED


                                           By:
                                               ---------------------------------
                                               Robin Jarvis
                                               Title:  Director


                                           RFE CAPITAL PARTNERS, L.P.

                                           By: Norcon Associates
                                               its General Partner


                                           By:
                                               ---------------------------------
                                               Michael J. Foster
                                               Title:  General Partner


                                           RFE INVESTMENT PARTNERS IV, L.P.
                                           By:  RFE Associates IV, L.P.
                                           Its General Partner


                                           By:
                                               ---------------------------------
                                               Michael J. Foster
                                               Title:  General Partner


                                           WILLIAM BLAIR VENTURE PARTNERS III

                                           By: William Blair Venture
                                               Management, its General Partner


                                           By:
                                               ---------------------------------
                                               Gregg S. Newmark
                                               Title:  General Partner





1995 Recapitalization Agreement

                                           KELLY E. CURRY LIVING TRUST dated
                                           December 9, 1993

                                           -------------------------------------
                                           By: Kelly E. Curry, Trustee


                                           JOHN HANCOCK VENTURE CAPITAL
                                           FUND LIMITED PARTNERSHIP II

                                           By: Back Bay L.P.
                                               its General Partner

                                           By: John Hancock Venture Capital
                                               Management, Inc.


                                           By:
                                               ---------------------------------
                                               Carol Anderson
                                               Its: Authorized Officer


                                           HANCOCK VENTURE PARTNERS III L.P.

                                           By: Back Bay Partners V L.P.
                                               its General Partner

                                           By: John Hancock Venture Capital
                                               Management, Inc.


                                           By:
                                               ---------------------------------
                                               Carol Anderson
                                               Its: Authorized Officer


                                           BAKER, FENTRESS & COMPANY

                                           By:
                                               ---------------------------------
                                               Scott E. Smith
                                               Title:  Vice President





1995 Recapitalization Agreement

                                           ORACLE PARTNERS, L.P.


                                           By:
                                               ---------------------------------
                                               Name: Larry N. Feinberg
                                               Title: General Partner


                                           BAHRAIN INTERNATIONAL BANK E.C.

                                           By:
                                               ---------------------------------
                                               Name: William Khouri
                                               Title: Assistant General Manager


                                           BANK OF AMERICA ILLINOIS


                                           By:
                                               ---------------------------------
                                               Ford S. Bartholow
                                               Title: Managing Director




----------------------------------------
       Christopher J. Perry



----------------------------------------
        Robert F. Perille



----------------------------------------
         M. Ann O'Brien





1995 Recapitalization Agreement

----------------------------------------
        Ford S. Bartholow



----------------------------------------
         Jeffrey M. Mann



----------------------------------------
        Matthew W. Clary


----------------------------------------
      Thomas E. Van Pelt, Jr.



                                        VIRGINIA RETIREMENT SYSTEM


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------




---------------------------                -------------------------------------
DIANNA W. MILLER, Spouse of                CHARLES R. MILLER
CHARLES R. MILLER



---------------------------                -------------------------------------
PATRICIA A. VANDEVENDER,                   JAMES G. VANDEVENDER
Spouse of JAMES G.
VANDEVENDER





1995 Recapitalization Agreement

---------------------------                -------------------------------------
JUDY BROOKS, Spouse of                     MICHAEL BROOKS
MICHAEL BROOKS



---------------------------                -------------------------------------
SUE PATTERSON, Spouse of                   RONALD R. PATTERSON
RONALD R. PATTERSON



---------------------------                -------------------------------------
MARY M. LANG, Spouse of                    WESLEY W. LANG, JR.
WESLEY W. LANG, JR.



---------------------------                -------------------------------------
JANICE MEEHAN, Spouse of                   MATTHEW M. MEEHAN
MATTHEW M. MEEHAN



---------------------------                -------------------------------------
ANNE RAGSDALE, Spouse of                   RICHARD E. RAGSDALE
RICHARD E. RAGSDALE




---------------------------                -------------------------------------
DIANE STEFFY, Spouse of                    DAVID L. STEFFY
DAVID L. STEFFY



                                           -------------------------------------
                                                      THEODORE STOLBERG





1995 Recapitalization Agreement

---------------------------                -------------------------------------
DINAH C. WATTS, Spouse                     RALPH J. WATTS
of RALPH J. WATTS



                                           -------------------------------------
                                           DAVID WERTHEIMER


                                           -------------------------------------
                                           WILLIAM F. GEIGER


                                           -------------------------------------
                                           RAPHEAL A. LUCCASEN, JR.


                                           -------------------------------------
                                           C. DAVID RHOTON


                                           -------------------------------------
                                           KATHY A. CONNOR
-


                                           SPROUT GROWTH II, L.P.

                                           By: DLJ CAPITAL CORPORATION
                                               its Managing General Partner


                                           By:
                                               ---------------------------------
                                               Paul B. Queally
                                               Title:





1995 Recapitalization Agreement

                                           SPROUT CAPITAL VI, L.P.

                                           By:  DLJ CAPITAL CORPORATION
                                             its Managing General Partner


                                           By:
                                               ---------------------------------
                                               Paul B. Queally
                                               Title:

                                           SPROUT GROWTH, L.P.

                                           By: DLJ Growth Associates,
                                                   Its General Partner


                                           By:
                                               ---------------------------------
                                               Paul B. Queally
                                               Title:


                                           VENTURTECH II LIMITED PARTNERSHIP

                                           By:
                                               ---------------------------------
                                               Carl J. Matthews
                                               Title:  Managing Director



                                           -------------------------------------
                                           THOMAS M. RODGERS, JR.


                                           DLJ FIRST ESC L.L.C.
                                           By: DLJ LBO Plans Management
                                               Corporation Its Manager


                                           By:
                                               ---------------------------------
                                               Robert E. Diemar, Jr.
                                               Title:





1995 Recapitalization Agreement

                                           DONALDSON, LUFKIN & JENRETTE, INC.


                                           By:
                                               ---------------------------------
                                               Robert E. Diemar, Jr.
                                               Title:


                                           DLJ SECURITIES CORPORATION

                                           By:
                                               ---------------------------------
                                               Robert E. Diemar, Jr.
                                               Title:

                                           DLJ CAPITAL VENTURE FUND II, L.P.
                                                   By: DLJ Fund Associates II
                                                            Its General Partner

                                           By:
                                               ---------------------------------
                                               Robert E. Diemar, Jr.
                                               Title:


                                           DLJ CAPITAL CORPORATION

                                           By:
                                               ---------------------------------
                                               Robert E. Diemar, Jr.
                                               Title:


                                           Robert E. Diemar, Jr.
                                           *W. Patrick McMullan
                                           *Vanessa J. Burgess
                                           *Stephen J. Ketchum
                                           *Evan B. Ratner
                                           *Kenneth A. Tucker
                                           *James D. Hann & Bonnie J. Hann
                                            JT Ten
                                           *Hoyt Davidson
                                           *Howard S. Rimerman
                                           *Matthew Sirovich
                                           *Nicole Sinek Arnaboldi & Leo Peter
                                            Arnaboldi, III
                                           *Paul B. Queally
                                           *Sabin C. Streeter





1995 Recapitalization Agreement

                                           *John J. Veatch, Jr.
                                           *Keith B. Geeslin
                                           *Jon Stone
                                           *Janet H. Tague
                                           *Robert Finzi
                                           *J. Kent Sweezey
                                           *Larry E. Reeder
                                           *Warren C. Woo
                                           *Michael K. Hooks
                                           *Sean Deson
                                           *David L. Dennis
                                           *James T. Sington
                                           *Colin R. Knudsen
                                           *J. Brian Mullen & Elizabeth H.
                                            Mullen JT Ten
                                           *Ralph L. DeGroff, Jr.
                                           *Thomas G. McGonagle


                                           *By:
                                                --------------------------------
                                                Robert E. Diemar, Jr.
                                                Pursuant to Irrevocable Proxy
                                                and Power of Attorney


                                           THE LINCOLN NATIONAL LIFE INSURANCE
                                           COMPANY

                                           By Lincoln National Investment
                                           Management Company, Its Attorney-
                                           In-Fact


                                           By:
                                               ---------------------------------
                                               Its: Vice President





1995 Recapitalization Agreement

                                          SECURITY-CONNECTICUT LIFE INSURANCE
                                          COMPANY

                                          By Lincoln National Investment
                                          Management Company, Its Attorney-
                                          In-Fact


                                          By:
                                              ---------------------------------
                                              Its Vice President



                                          LINCOLN NATIONAL INCOME FUND, INC.



                                          By:
                                              ---------------------------------
                                              Its President



                                          THE NORTHWESTERN MUTUAL LIFE
                                          INSURANCE COMPANY


                                          By:
                                              ---------------------------------
                                              Its:



                                          INDOSUEZ CAPITAL FUNDING I, LIMITED


                                          By:
                                              ---------------------------------
                                              John G. Popp, Its Collateral
                                              Manager


                                          INDOSUEZ HIGH YIELD PARTNERS


                                          By:
                                              ---------------------------------
                                              John G. Popp, Its Partner





1995 Recapitalization Agreement

                                           VOTING TRUSTEE:
                                           FIRST INTERSTATE BANK OF CALIFORNIA,
                                           Trustee,

                                           -------------------------------------
                                           By: Supranee Krausz
                                                   Title:


                                           OBIE & CO.



                                           By:
                                               ---------------------------------
                                               Texas Commerce Bank NA
                                               Trust Department





1995 Recapitalization Agreement

                        CHAMPION HEALTHCARE CORPORATION
                        1995 RECAPITALIZATION AGREEMENT


                             Schedules and Exhibits

                                   Schedule 2
                 Series A, A-1 and BB Additional Consideration

               Conversion Shares         Dividend Payment Shares

CHAMPION HEALTHCARE CORPORATION
1995 Recapitalization
Schedule 2

                          Shares        Series A      Shares     Series A-1    Shares        Series BB     Dividend
                           Owned         Accrued       Owned       Accrued      Owned         Accrued      Payment
Stockholder                 Series A Dividends        Series A-1 Dividends    Series BB      Dividends      Shares

Equus Capital
  Partners, L.P.           464,000    $116,198.33      367,177    $88,863.19     10,538       $33,598.01      34,092
Equus II
  Incorporated           1,286,000    $322,049.56    1,017,380   $246,223.94     29,202       $93,106.00      94,481
First Interstate
  Bank, Trustee          1,735,298    $434,566.16    1,383,809   $334,899.70    224,476      $705,461.73     210,700
Hancock Venture
  Partners III, L.P.                                                             94,609      $296,409.21      42,344
Lang Jr.,
  Wesley W.                                                                         946        $2,963.93         423
Meehan,
  Matthew M.                                                                        946        $2,963.93         423
Olympus Private
  Placement Fund L.P.                                                           533,229    $1,650,544.64     235,792
Patterson,
  Ronald R.                 14,702      $3,681.72          743       $186.14         67          $227.86         583
RFE Capital
  Partners, L.P.                                                                 16,949       $33,314.78       4,759
Stolberg,
  E. Theodore                                                                     2,206        $6,912.45         987
Virgina Retirement
  System                                                                        380,237    $1,082,074.33     154,582
Watts, Ralph J.                                                                   1,262        $3,953.56         564
Wertheimer,
  Dr. David                                                                       3,153        $9,878.23       1,411
William Blair Venture
  Partners III                                                                  157,681      $494,013.35      70,573
WPG Corp. Dev.
  (Overseas)                                                                     21,358       $66,914.15       9,559
WPG Corp.
  Development III                                                               100,687      $315,451.86      45,064

                         3,500,000    $876,495.77    2,769,109   $670,172.97  1,577,546    $4,797,788.02     906,337


                     Series A, A-1,   $ Value of                    Total          Total
                     BB Additional    Additional   Conversion       Shares      Fractional
Stockholder          Consideration  Consideration    Shares         Issued         Cash
                                        (2)                                         (1)
Equus Capital
  Partners, L.P.           7,161       $57,288        238,785        280,038       $27.44
Equus II
  Incorporated            19,848      $158,784        661,731        776,060       $18.71
First Interstate
  Bank, Trustee           43,170      $345,360      1,265,811      1,519,681       $69.59
Hancock Venture
  Partners III, L.P.       8,337       $66,696        189,218        239,899        $4.56
Lang Jr.,
  Wesley W.                   83          $664          1,892          2,398        $5.86
Meehan,
  Matthew M.                  83          $664          1,892          2,398        $5.86
Olympus Private
  Placement Fund L.P.     46,990      $375,920      1,066,458      1,349,240        $7.09
Patterson,
  Ronald R.                  120          $960          4,308          5,011       $28.65
RFE Capital
  Partners, L.P.           1,493       $11,944         33,898         40,150        $6.83
Stolberg,
  E. Theodore                194        $1,552          4,412          5,593        $6.68
Virgina Retirement
  System                  33,508      $268,064        760,474        948,564        $3.42
Watts, Ralph J.              111          $888          2,524          3,199        $7.27
Wertheimer,
  Dr. David                  277        $2,216          6,306          7,994        $8.09
William Blair Venture
  Partners III            13,895      $111,160        315,362        399,830        $7.45
WPG Corp. Dev.
  (Overseas)               1,882       $15,056         42,716         54,157        $2.54
WPG Corp.
  Development III          8,873       $70,984        201,374        255,311        $4.20

                         186,025    $1,488,200      4,797,161      5,889,523      $214.24

(1) This schedule does not include fractional cash due upon the conversion of Series A or A-1 Preferred Stock since the computation is based upon the market share of date of conversion in accordance with the certificate of incorporation.
(2) Excludes fractional shares amount that are included in total fractional cash column.

                                   Schedule 3
                    Series C and D Additional Consideration

CHAMPION HEALTHCARE CORPORATION
1995 Recapitalization
Schedule 3

                                      Shares        Series C        Shares         Series D      Dividend
                                       Owned         Accrued         Owned         Accrued        Payment
           Stockholder               Series C       Dividends       Series D      Dividends       Shares

Bahrain International Bank E.C.                                        111,111    $267,560.84         38,222
Baker, Fentress & Company                                              111,111    $267,560.84         38,222
Connor, Kathy A.                                                         1,231      $1,473.39            210
Curry, Kelly  E. Living Trust 12/9/93                                    5,556     $15,935.56          2,276
DLJ First ESC L.L.C.                                                       633      $1,152.85            164
DLJ Securities Corp                                                     32,597     $59,366.97          8,480
Equity-Linked Investors II                                             116,226    $279,878.97         39,982
Equity-Linked Investors LP                                             161,552    $389,025.94         55,575
Equus Capital Partners, L.P.               1,300      $3,897.82                                          556
Equus II Incorporated                      3,601     $10,797.12         83,333    $200,669.90         30,209
First Interstate Bank, Trustee            33,616    $100,792.70        246,311    $593,131.47         99,131
Frontenac VI Limited Partnership          55,556    $166,576.66        388,889    $936,465.65        157,576
Frontenac Diversified III L.P.                                          83,333    $200,671.29         28,667
Geiger, Bill                                                             5,848      $8,420.53          1,202
Hancock Venture Partners III,             20,874     $62,587.73        111,111    $267,562.25         47,164
John Hancock Venture Capital Fund LP                                   111,111    $267,560.84         38,222
Lang Jr., Wesley W.                          147        $440.80                                           62
Luccasen, Ray                                                           24,466     $34,966.61          4,995
Meehan, Matthew M.                           147        $440.80                                           62
Olympus Private Placement Fund           103,773    $311,148.37         83,334    $200,672.74         73,116
Oracle Partners, L.P.                                                   41,666    $100,334.93         14,333
Patterson, Ronald R.                                                     1,847      $2,210.09            315
RFE Capital Partners, L.P.
RFE Investment Partners, L.P.                                          148,413    $213,679.30         30,525
Rhoton, David                                                            9,850     $12,985.27          1,855
Rodgers Jr., Thomas M.                                                   4,925      $7,091.70          1,013
Stolberg, E. Theodore                        343      $1,028.48                                          146
Venturetech II, L.P.                                                    67,726     $97,509.31         13,929
Virginia Retirement System               172,956    $518,583.75                                       74,083
Watts, Ralph J.                              196        $587.68                                           83
Wertheimer, Dr. David                        490      $1,469.19                                          209
William Blair Venture Partners            30,675     $91,974.56         83,334    $200,672.74         41,806
WPG Corp Development (Overseas)            4,399     $13,189.73         19,445     $46,824.49          8,573
WPG Corporate Development III             20,738     $62,179.97         91,666    $220,737.74         40,415
Diemar Jr., Robert E.                                                      444      $1,273.46            181
McMullan, W. Patrick                                                       444      $1,273.46            181
Burgess, Vanessa J.                                                        444      $1,273.46            181
Ketchum, Stephen J.                                                        444      $1,273.46            181
Ratner, Evan B.                                                            444      $1,273.46            181
Tucker, Kenneth A.                                                         444      $1,273.46            181
Hann JT Ten, James D. & Bonnie J.                                          278        $797.34            113
Davidson, Hoyt                                                             278        $797.34            113
Rimerman, Howard S.                                                        112        $321.25             45
Sirovich, Matthew                                                          112        $321.25             45
                                     Series C and D   $ Value of       Total          Total
                                       Additional     Additional      Shares       Fractional
           Stockholder                Consideration Consideration     Issued          Cash
                                                         (1)
Bahrain International Bank E.C.              34,999      $279,992         73,221         $14.56
Baker, Fentress & Company                    34,999      $279,992         73,221          14.56
Connor, Kathy A.                                387        $3,096            597           9.51
Curry, Kelly E. Living Trust 12/9/93          1,750       $14,000          4,026           4.68
DLJ First ESC L.L.C.                            199        $1,592            363           8.01
DLJ Securities Corp                          10,268       $82,144         18,748           7.41
Equity-Linked Investors II                   36,611      $292,888         76,593           6.49
Equity-Linked Investors LP                   50,888      $407,104        106,463           7.98
Equus Capital Partners, L.P.                    409        $3,272            965           9.82
Equus II Incorporated                        27,383      $219,064         57,592          13.70
First Interstate Bank, Trustee               88,175      $705,400        187,306          23.21
Frontenac VI Limited Partnership            140,000    $1,120,000        297,576          11.71
Frontenac Diversified III L.P.               26,249      $209,992         54,916           9.45
Geiger, Bill                                  1,842       $14,736          3,044           7.49
Hancock Venture Partners III,                41,574      $332,592         88,738          12.18
John Hancock Venture Capital Fund LP         34,999      $279,992         73,221          14.56
Lang Jr., Wesley W.                              46          $368            108           9.24
Luccasen, Ray                                 7,706       $61,648         12,701           7.93
Meehan, Matthew M.                               46          $368            108           9.24
Olympus Private Placement Fund               58,938      $471,504        132,054          14.75
Oracle Partners, L.P.                        13,124      $104,992         27,457          10.25
Patterson, Ronald R.                            581        $4,648            896          11.53
RFE Capital Partners, L.P.                                     $0              0           0.00
RFE Investment Partners, L.P.                46,750      $374,000         77,275           5.06
Rhoton, David                                 3,102       $24,816          4,957           6.27
Rodgers Jr., Thomas M.                        1,551       $12,408          2,564           3.70
Stolberg, E. Theodore                           108          $864            254           6.84
Venturetech II, L.P.                         21,333      $170,664         35,262          11.83
Virginia Retirement System                   54,481      $435,848        128,564           3.87
Watts, Ralph J.                                  61          $488            144          12.60
Wertheimer, Dr. David                           154        $1,232            363           8.99
William Blair Venture Partners               35,912      $287,296         77,718          11.98
WPG Corp Development (Overseas)               7,510       $60,080         16,083          10.10
WPG Corporate Development III                35,406      $283,248         75,821          22.79
Diemar Jr., Robert E.                           139        $1,112            320          13.34
McMullan, W. Patrick                            139        $1,112            320          13.34
Burgess, Vanessa J.                             139        $1,112            320          13.34
Ketchum, Stephen J.                             139        $1,112            320          13.34
Ratner, Evan B.                                 139        $1,112            320          13.34
Tucker, Kenneth A.                              139        $1,112            320          13.34
Hann JT Ten, James D. & Bonnie J.                87          $696            200          10.90
Davidson, Hoyt                                   87          $696            200          10.90
Rimerman, Howard S.                              35          $280             80           8.49
Sirovich, Matthew                                35          $280             80           8.49

Arnaboldi, Nicole S. & Leo P. III                                          168        $481.86             68
Queally, Paul B.                                                           444      $1,273.46            181
Streeter, Sabin C.                                                         444      $1,273.46            181
Veatch Jr., John J.                                                        444      $1,273.46            181
Geeslin, Keith B.                                                          444      $1,273.46            181
Stone, Jon                                                                 444      $1,273.46            181
Tague, Janet H.                                                            444      $1,273.46            181
Finzi, Robert                                                              444      $1,273.46            181





Sweezey, J. Kent                                                           444      $1,273.46            181
Reeder, Larry E.                                                           444      $1,273.46            181
Woo, Warren C.                                                             278        $797.34            113
Hooks, Michael K.                                                          168        $481.86             68
Deson, Sean                                                                112        $321.25             45
Dennis, David L.                                                           444      $1,273.46            181
Sington, James T.                                                          278        $797.34            113
Knudsen, Colin R.                                                          444      $1,273.46            181
Mullen JT Ten, J. Brian & Elizabeth H.                                     444      $1,273.46            181
DeGroff Jr., Ralph L.                                                      334        $957.97            136
McGonagle, Thomas G.                                                       168        $481.86             68

                                         448,811  $1,345,695.36      2,156,903  $4,923,601.15        895,563



Arnaboldi, Nicole S. & Leo P. III             52          $416            120          13.22
Queally, Paul B.                             139        $1,112            320          13.34
Streeter, Sabin C.                           139        $1,112            320          13.34
Veatch Jr., John J.                          139        $1,112            320          13.34
Geeslin, Keith B.                            139        $1,112            320          13.34
Stone, Jon                                   139        $1,112            320          13.34
Tague, Janet H.                              139        $1,112            320          13.34
Finzi, Robert                                139        $1,112            320          13.34





Sweezey, J. Kent                             139        $1,112            320          13.34
Reeder, Larry E.                             139        $1,112            320          13.34
Woo, Warren C.                                87          $696            200          10.90
Hooks, Michael K.                             52          $416            120          13.22
Deson, Sean                                   35          $280             80           8.49
Dennis, David L.                             139        $1,112            320          13.34
Sington, James T.                             87          $696            200          10.90
Knudsen, Colin R.                            139        $1,112            320          13.34
Mullen JT Ten, J. Brian & Elizabeth H.       139        $1,112            320          13.34
DeGroff Jr., Ralph L.                        105          $840            241           7.65
McGonagle, Thomas G.                          52          $416            120          13.22

                                         820,757    $6,566,056      1,716,320        $698.79

(1) Excludes fractional shares amount that are included in total fractional cash column.

                                   Schedule 4
                          Participant Share Ownership

 CHAMPION HEALTH CARE CORPORATION
  PREFERRED SHAREHOLDER SCHEDULE
            SCHEDULE 4

                                   SERIES OF     NUMBER         NUMBER
         SHAREHOLDER NAME          PREFERRED    OF SHARES      OF VOTES
---------------------------------------------------------------------------
Nicole Sinek Arnaboldi &
  Leo Peter Arnaboldi, III             D                168            336

Bahrain International Bank, E.C.       D            111,111        222,222

Baker, Fentress & Company              D            111,111        222,222

Vanessa J. Burgess                     D                444            888

Kathy A. Connor                        D              1,231          2,462

Kelly E. Curry, Trustee
  Kelly E. Curry Living Trust
  dtd 12/09/93                         D              5,556         11,112

Hoyt Davidson                          D                278            556

Ralph L. Degroff, Jr.                  D                334            668

David L. Dennis                        D                444            888

Sean Deson                             D                112            224

Robert E. Diemar, Jr.                  D                444            888

DLJ First ESC L.L.C.                   D                633          1,266

DLJ Securities Corporation             D             32,597         65,194


Equity-Linked Investors II             D            116,226        232,452

Equity-Linked Investors, L.P.          D            161,552        323,104

Equus Capital Partners, L.P.           A            464,000        125,916
                                      A-1           367,177         91,794
                                       BB            10,538         21,076
                                       C              1,300          2,600



Equus II Incorporated                  A          1,286,000        348,982
                                      A-1         1,017,380        254,345
                                       BB             29202         58,404
                                       C              3,601          7,202
                                       D             83,333        166,666

Robert Finzi                           D                444            888

First Interstate Bank of California    A          1,735,298        470,908
                                      A-1         1,383,809        345,952
                                       BB           224,476        448,952
                                       C             33,616         67,232
                                       D            246,311        492,622

Frontenac Diversified III
  Limited Partnership                  D             83,333        166,666

Frontenac VI Limited Partnership       C             55,556        111,112
                                       D            388,889        777,778

Keith B. Geeslin                       D                444            888

William F. Gieger                      D              5,848         11,696



Hancock Venture Partners III, L.P.     BB            94,609        189,218
                                       C             20,874         41,748
                                       D            111,111        222,222

John Hancock Venture Capital
  Fund Limited Partnership II          D            111,111        222,222

James D. Hann &
  Bonnie J. Hann JT TEN                D                278            556

Michael K. Hooks                       D                168            336

Stephen J. Ketchum                     D                444            888

Colin R. Knudsen                       D                444            888

Wesley W. Lang, Jr.                    BB               946          1,892
                                       C                147            294

Rapheal A. Luccasen, Jr.               D             24,466         48,932

Thomas G. McGonagle                    D                168            336

W. Patrick McMullan                    D                444            888

Matthew M. Meehan                      BB               946          1,892
                                       C                147            294

J. Brian Mullen &
  Elizabeth H. Millen JT TEN           D                444            888

Olympus Private Placement Fund, L.P    BB           533,229      1,066,458
                                       C            103,773        207,546
                                       D             83,334        166,668

Oracle Partners, L.P.                  D             41,666         83,332

Ronald R. Patterson                    A             14,702          3,990
                                      A-1               743            186
                                       BB                67            134
                                       D              1,847          3,694

Paul B. Queally                        D                444            888

Evan B. Ratner                         D                444            888

Larry E. Reeder                        D                444            888

RFE Capital Partners, L.P.             BB            16,949         33,898

RFE Investment Partners IV,
  Limited Partnership                  D            148,413        296,826

C. David Rhoton                        D              9,850         19,700

Howard S. Rimerman                     D                112            224

Thomas M. Rogers, Jr.                  D              4,925          9,850

James T. Sington                       D                278            556

Matthew Sirovich                       D                112            224

E. Theodore Stolberg                   BB             2,206          4,412
                                       C                343            686

Jon Stone                              D                444            888

Sabin C. Streeter                      D                444            888

J. Kent Sweezey                        D                444            888

Janet H. Tague                         D                444            888

Kenneth A. Tucker                      D                444            888

John J. Veatch, Jr.                    D                444            888

Venturtech II Limited Partnership      D             67,726        135,452

Virginia Retirement System             BB           380,237        760,474
                                       C            172,956        345,912

Ralph J. Watts                         BB             1,262          2,524
                                       C                196            392

David Wertheimer                       BB             3,153          6,306
                                       C                490            980

William Blair Venture Partners III,    BB           157,681        315,362
                                       C             30,675         61,350
                                       D             83,334        166,668

WPG Corporate Development
  Associates III, L.P.                 BB           100,687        201,374
                                       C             20,738         41,476
                                       D             91,666        183,332

WPG Corporate Development
  Associates III (Overseas)            BB            21,358         42,716
                                       C              4,399          8,798
                                       D             19,445         38,890

Warren C. Woo                          D                278            556

                                                 -------------------------
                                                 10,452,369     10,008,593
                                                 =========================

          Total Series A                          3,500,000        949,796
         Total Series A-1                         2,769,109        692,277
          Total Series BB                         1,577,546      3,155,092
          Total Series C                            448,811        897,622
          Total Series D                          2,156,903      4,313,806
                                                 -------------------------
                                                 10,452,369     10,008,593
                                                 =========================

                                   Exhibit 4
                   Amendment to Certificate of Incorporation

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        CHAMPION HEALTHCARE CORPORATION

================================================================================

                    PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

================================================================================

                 CHAMPION HEALTHCARE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                 1. The name of the corporation is Champion Healthcare Corporation (the "Corporation"). The Corporation was originally incorporated under the name AmeriHealth, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 27, 1985.

                 2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation and has been adopted and approved in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                 3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:


                                   ARTICLE I

                                      NAME

                        The name of the Corporation is:

                        CHAMPION HEALTHCARE CORPORATION


                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

                 The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                  ARTICLE III

                               CORPORATE PURPOSE


                                      -1-                     ATTACHMENT II

                 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                 CAPITAL STOCK

       1. SHARES AND CLASSES AUTHORIZED. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 27,700,000 shares, which shall include:

                 (a) 25,000,000 shares of common stock of the par value of $.01 each (hereinafter referred to as "Common Stock"); and

                 (b) 2,700,000 shares of Preferred Stock, which shall be divided into the following two series:

                          (i)      500,000 shares of the par value of $.01
each, which are to be designated Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"); and

                          (ii)     2,200,000 shares of the par value of $.01
each, which are to be designated Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock").

The Series C Preferred Stock and Series D Preferred Stock are sometimes collectively referred to herein as the "Preferred Stock". The voting powers, designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions in respect of the shares of each series of Preferred Stock of the Corporation are as follows:

                 1.A. RANKING OF PREFERENCE OF PREFERRED STOCK. Without limiting any other provision herein, the Series C Preferred Stock and Series D Preferred Stock shall have the preferences to and the benefit of the restrictions on each other series of Preferred Stock and the Common Stock as to (a) Dividends as set forth in Paragraph 2, (b) Redemption as set forth in Paragraph 3, (c) Liquidation as set forth in Paragraph 4, and (d) Voting as set forth in Paragraphs 6 and 7.

                 1.B. DEFINITIONS. The following terms shall have the following definitions or shall be subject to the following rules of construction.

                          A. "DGCL" means the General Corporation Law of the State of Delaware.

                          B. "Board of Directors" means the Board of Directors of the Corporation.

                          C. "Change in Control Event" shall mean (i) the acquisition in one or more transactions not involving a public offering of Common Stock by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) together with any Affiliate of such Person or member of such group of beneficial ownership, direct or indirect, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding voting securities, or (ii) the sale, transfer or other disposition in one or more transactions of all or substantially all of the assets of the Corporation or (iii) the merger or consolidation of the Corporation with or into another Person, other than a wholly-owned subsidiary, unless such merger or consolidation does not result in a reclassification, conversion, exchange or cancellation of any




                                     -2-                           Attachment II
                                  outstanding shares of Common Stock of the Corporation, or (iv) the Corporation proceeds to acquire its Common Stock (or undertakes a corporate reorganization or recapitalization or other action) if the effect of such acquisition (or other action) would be either
                                  (1) to reduce substantially or to eliminate any public market for the shares of the Corporation's Common Stock or (2) to remove the Corporation from registration with the Securities and Exchange Commission under the Exchange Act or (3) to require the Corporation to make a filing under Section 13(e) of the Exchange Act or (4) to cause a delisting of the Corporation's Common Stock from the National Association of Securities Dealers, Inc. Automated Quotation System (unless such stock is delisted as a result of being listed on a national securities exchange) or to cause a delisting of the Corporation's Common Stock from a national securities exchange, or (v) either the Corporation and/or one or more Subsidiaries of the Corporation is materially or completely liquidated or is the subject of any voluntary or involuntary dissolution or winding up except as to any Subsidiary, as may be otherwise permitted under the terms of the Series D Senior Subordinated Agreement and Series E Senior Subordinated Agreement.

                          D.      "Common Stock" means shares of the
                                  Corporation's Common Stock, $.01 par value.

                          E. "Conversion Date" as used herein shall have the meaning set forth in paragraph 5(b).

                          F. "Conversion Price" as used herein shall mean as to the Series C Preferred Stock or Series D Preferred Stock that price determined in accordance with paragraph 5(a)(1) and as further adjusted as herein provided.

                          G. "Default Event" shall have the meaning set forth in paragraph 6(b)(4).

                          H. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                          I. "Fiscal Year" means the fiscal year of the Corporation determined from time to time by the Board of Directors for financial reporting purposes.

                          J. "Market Price" shall mean, for any day, the average of the final sale prices of the Common Stock on all exchanges on which the Common Stock may at the time be listed or the final bid prices on the NASDAQ National Market System or NASDAQ over-the-counter market if the Common Stock is not so listed on an exchange.

                          K. "Preferred Stock" means shares of any class of the Corporation's Preferred Stock.

                          L. "Purchase Rights" shall have the meaning set forth in paragraph 5(e).

                          M. "Securities Act" shall mean the Securities Act of 1933, as amended.

                          N. "Series D Senior Subordinated Agreement" shall mean the Series D Note and Stock Purchase Agreement dated December 31, 1993 as it may be amended from time to time.





                                        -3-                        Attachment II

                          O. "Series E Senior Subordinated Agreement" shall mean the Series E Note Purchase Agreement dated May 1, 1995, as it may be amended from time to time.

                          P. "Series C Preferred Stock" means shares of the Corporation's Series C Cumulative Convertible Preferred Stock, $0.01 par value.

                          Q. "Series D Preferred Stock" means shares of the Corporation's Series D Cumulative Convertible Preferred Stock, $0.01 par value.

                          R. "Series C Stated Value" means an assigned value of the Series C Preferred Stock, being $18.00 per share.

                          S. "Series D Stated Value" means an assigned value of the Series D Preferred Stock, being $18.00 per share.

                          T. The term "outstanding", when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                          U. All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

       2.        DIVIDENDS.

       (a) RIGHT TO DIVIDENDS WITH COMMON STOCK. Subject to paragraphs 2(b)(3) and 2(c)(3) any dividend or distribution declared and paid on Common Stock shall be declared and paid on the Series C Preferred Stock and Series D Preferred Stock in such amounts determined as though the Series C Preferred Stock and Series D Preferred Stock had, immediately prior to the time used to determine those holders of Common Stock entitled to such dividend, fully converted into Common Stock in accordance with the terms hereof.

       (b)(1) SERIES C PREFERRED STOCK. The holders of Series C Preferred Stock shall not be entitled to receive any preferential dividends and any dividends thereon that shall have accrued from January 1, 1996 in accordance with any prior provisions of this Article IV are waived and canceled.

                 (2) SERIES C DIVIDEND RESTRICTIONS. Notwithstanding the foregoing, the declaration and payment of cash dividends on the Series C Preferred Stock shall be subject to any restrictions imposed under the DGCL, herein, or by any financial covenants contained in a credit, loan or other similar agreement between the Corporation and its senior secured lender or lenders as may from time to time be in effect, the Series D Senior Subordinated Agreement, or the Series E Senior Subordinated Agreement. Subject to the foregoing, the Corporation may pay dividends on Series C Preferred Stock when and as declared by the Corporation.

                 (3) PRIORITY OF SERIES C DIVIDENDS TO COMMON STOCK. So long as any of the Series C Preferred Stock remains outstanding, no dividends or distributions (other than dividends or distributions on Common Stock payable in Common Stock) shall be paid upon, or declared or set apart for the Common Stock nor Common Stock be purchased, redeemed,





                                        -4-                        Attachment II
                          retired or otherwise acquired by the Corporation except if approved by the vote of the holders of not less than two-thirds (2/3) of all outstanding Series
                          C Preferred Stock, voting as a class.

      (c)(1) SERIES D PREFERRED STOCK. The holders of Series D Preferred Stock shall not be entitled to receive, preferential dividends, and any dividends thereon that shall have accrued from January 1, 1996 in accordance with any prior provisions of this Article IV are waived and canceled.

                 (2) SERIES D DIVIDEND RESTRICTIONS. Notwithstanding the foregoing, the declaration and payment of cash dividends on the Series D Preferred Stock shall be subject to any restrictions imposed under the DGCL, herein, or by any financial covenants contained in a credit, loan or other similar agreement between the Corporation and its senior secured lender or lenders as may from time to time be in effect, the Series D Senior Subordinated Agreement, or the Series E Senior Subordinated Agreement. Subject to the foregoing, the Corporation may pay dividends on Series D Preferred Stock when and as declared by the Corporation.

                 (3) PRIORITY OF SERIES D DIVIDENDS TO SERIES C AND COMMON STOCK. So long as any of the Series D Preferred Stock remains outstanding, no dividends or distributions (other than dividends or distributions on Common Stock payable in Common Stock) shall be paid upon, or declared or set apart for the Series C Preferred Stock or Common Stock, nor shall any Series C Preferred Stock or Common Stock be purchased, redeemed, retired or otherwise acquired by the Corporation except if approved by the vote of the holders of not less than two-thirds (2/3) of the Series D Preferred Stock.

      (d) COMMON STOCK. Subject to paragraphs 2(a), 2(b) and 2(c) above and the other provisions of this Article IV, (i) dividends may be declared and paid on the Common Stock, and (ii) the Common Stock may be purchased, retired or otherwise acquired, when and as determined by the Board of Directors, out of any funds legally available for such purposes.

3.     REDEMPTION.

      (a)        SERIES C AND SERIES D PREFERRED STOCK.


                 (1) NO OPTIONAL REDEMPTION. Except as provided in subparagraph 3(a)(3), the Corporation shall not have the right or option to call or redeem any of the shares of Series C Preferred Stock or Series D Preferred Stock.

                 (2) CERTAIN RESTRICTIONS ON SERIES C AND SERIES D. The Corporation shall in no event redeem any shares of Series C Preferred Stock or Series D Preferred Stock under subparagraph (3), (i) if funds are not legally available therefor under the DGCL, or (ii) if and to the extent such redemption would violate any financial covenants contained in a credit, loan or other similar agreement between the Corporation and its senior secured lender or lenders as may from time to time be in effect, the Series D Senior Subordinated Agreement or the Series E Senior Subordinated Agreement; provided, however, that if at any time the Corporation is unable to redeem the full number of shares of Series C Preferred Stock and Series D Preferred Stock on any date called for as provided above, whether due to any restrictions imposed by the DGCL, herein, or such financial covenants, then the Corporation (x) shall on such date redeem such number of shares of Series C Preferred Stock and Series D Preferred Stock to the maximum extent permitted by the





                                        -5-                        Attachment II

                          DGCL and under such covenants, and (y) shall thereafter redeem the balance of the shares of Series C Preferred Stock and Series D Preferred Stock not so redeemed on such date, at such intervals, which shall be no less often than quarterly, to the maximum extent funds are available therefor under the DGCL and such covenants. In case of any Series C Preferred Stock or Series D Preferred Stock which is required to be redeemed but which is not redeemed as a result of the restrictions provided above, such unredeemed Series C Preferred Stock or Series D Preferred Stock shall continue to be outstanding.

                 (3) COMPLETE REDEMPTION DATE. The Corporation shall redeem all outstanding Series C Preferred Stock and Series D Preferred Stock on June 1, 2000 at a redemption price equal to the Series C Stated Value as to the Series C Preferred Stock and the Series D Stated Value as to the Series D Preferred Stock.

                 (4) PRIORITY OF SERIES C AND SERIES D REDEMPTION. If any Series C Preferred Stock or Series D Preferred Stock is required to be redeemed pursuant to subparagraph
                          (3) above, no shares of Common Stock shall be purchased, redeemed, retired or otherwise acquired by the Corporation, unless and until funds necessary for redemption of the Series C Preferred Stock and Series D Preferred Stock have been set aside in the manner prescribed in subparagraph (5) below.

                 (5) GENERAL. From and after the setting aside of the funds necessary for redemption pursuant to subparagraph (3) above, notwithstanding that any certificate for shares of Series C Preferred Stock or Series D Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor, plus an amount equal to accrued and unpaid dividends thereon to the date of redemption without interest. Notwithstanding the foregoing and providing the holders of the shares of Series C Preferred Stock and Series D Preferred Stock called for redemption shall have delivered such shares to the Corporation for redemption, until the holders of any such shares of Series C Preferred Stock or Series D Preferred Stock shall have received in cash the redemption price therefor, without interest, (i) such shares shall continue to be convertible, in whole or in part, pursuant to paragraph 5 of this Article IV and (ii) such holders shall continue to have the voting and other rights set forth in paragraphs 6 and 7 of this Article IV. Shares of Series C Preferred Stock and shares of Series D Preferred Stock redeemed by the Corporation pursuant to this paragraph 3(a), or shares of Series C Preferred Stock or Series D Preferred Stock otherwise purchased by the Corporation, shall not be reissued and shall be canceled and retired in the manner provided by the laws of the State of Delaware.

                 (6) PRIORITY BETWEEN SERIES C AND SERIES D UPON REDEMPTION. If at any time the Corporation is unable to redeem the full amount of Series D Preferred Stock and Series C Preferred Stock on any date as provided in subparagraph (3) above, whether due to any restrictions imposed by law, herein, or such financial covenants referred to in subparagraph (2), or otherwise, then the Corporation shall on such date, first redeem from the holders of the Series D Preferred Stock an amount equal to 80% of the outstanding Series D Preferred Stock, thereafter next redeem from the holders of the Series C Preferred Stock an amount equal to 80% of the outstanding Series C Preferred Stock, thereafter next redeem from the holders of the





                                        -6-                        Attachment II

                          Series D Preferred Stock the remaining amount of Series D Preferred Stock, and thereafter next redeem from the holders of the Series C Preferred Stock the remaining amount of Series C Preferred Stock requested to be redeemed pursuant to whichever of such subparagraphs is applicable; in each instance from such holders pro rata, to the greater of the maximum amount permitted by the DGCL, herein, or under such covenants. Any amount not so paid on the date of redemption as provided in subparagraph (3) above (whether such amount is restricted from being paid, pursuant to subparagraph (2) above or otherwise), together with interest thereon at the rate of 10% per annum, at such intervals, which shall be no less often than quarterly, shall thereafter be paid in satisfaction of such unpaid amounts according to and in the order of the priorities set forth above to the maximum extent funds are available therefor under the DGCL and such covenants.

4.       PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

         (a) DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this paragraph 4.

         (b) SERIES C AND SERIES D PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive $18.00 in cash for each share of Series C Preferred Stock and the holders of the Series D Preferred Stock shall be entitled to receive $18.00 in cash for each share of Series D Preferred Stock, before any distribution of the assets of the Corporation shall be made to the holders of the outstanding Common Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series C Preferred Stock and Series D Preferred Stock so as to be and continue to be available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment in cash of $18.00 per share to the holders of Series C Preferred Stock and $18.00 per share to the holders of Series D Preferred Stock, the assets of the Corporation shall be distributed first to the holders of Series D Preferred Stock in an amount equal to 80% of the outstanding Series D Stated Value, thereafter next to the holders of Series C Preferred Stock in an amount equal to 80% of the outstanding Series C Stated Value, thereafter next to the holders of the Series D Preferred Stock in an amount equal to the remaining amount of Series D Stated Value, and thereafter next to the holders of Series C Preferred Stock in an amount equal to the remaining amount of Series C Stated Value; in each instance among such holders pro rata. Any amount not so paid in distribution on such date shall thereafter be paid in satisfaction of such unpaid amounts according to and in the order of the priorities set forth above to the maximum extent funds are available therefor under the DGCL and such covenants. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series D Preferred Stock and Series C Preferred Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of Common Stock then outstanding according to their respective shares.

5.       CONVERSION.

         (a) SERIES C AND SERIES D PREFERRED STOCK. The Series C Preferred Stock and Series D Preferred Stock shall be convertible into Common Stock in accordance with the following provisions of this paragraph 5(a).





                                        -7-                        Attachment II

                 (1) OPTIONAL CONVERSION OF SERIES C AND SERIES D PREFERRED STOCK. The holder of any shares of Series C Preferred Stock and Series D Preferred Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all of such holder's shares of Series C Preferred Stock or Series D Preferred Stock into fully paid and nonassessable shares of Common Stock (the "Conversion Shares") in accordance with subparagraph 5(a)(5) below at a conversion price initially equal to $9.00 per share for the Series C Preferred Stock and Series D Preferred Stock (as to each of the Series C Preferred Stock and Series D Preferred Stock the "Conversion Price"). The Conversion Shares and the Conversion Price are subject to certain adjustments as set forth herein, and the terms Conversion Shares and Conversion Price as used herein shall as of any time be deemed to include all such adjustments to be given effect as of such time in accordance with the terms hereof.

                          Upon the exercise of the option of the holder of any shares of Series C Preferred Stock or Series D Preferred Stock to convert such Preferred Stock into Common Stock, the holder of such shares of Series C Preferred Stock or Series D Preferred Stock to be converted shall surrender the certificates representing the shares of Series C Preferred Stock or Series D Preferred Stock so to be converted in the manner provided in paragraph 5(b) below.

                 (2) MANDATORY CONVERSION OF SERIES C. Notwithstanding anything to the contrary contained in this Article IV, the Corporation shall have the right and option to cause all of the shares of Series C Preferred Stock then outstanding to be converted into the number of shares of Common Stock calculated in accordance with paragraph (a)(1) above, upon the completion of a successful secondary public offering of the Common Stock of the Corporation yielding net proceeds to the Corporation of not less than $25,000,000 at a public offering price per share of at least $10.00.

                 (3) MANDATORY CONVERSION OF SERIES D. Notwithstanding anything to the contrary contained in this Article IV, the Corporation shall have the right and option to cause all of the shares of Series D Preferred Stock then outstanding to be converted into the number of shares of Common Stock calculated in accordance with paragraph (a)(1) above, upon the completion of a successful secondary public offering of the Common Stock of the Corporation yielding net proceeds to the Corporation of not less than $25,000,000 at a public offering price per share of at least $10.00. The Corporation shall not exercise the option referred to in this sub-paragraph (3) until or unless it has exercised in full the similar option referenced in paragraph 5(a)(2) above.

                 (4) EXERCISE OF MANDATORY CONVERSION OPTION. In order to exercise the option referred to in subparagraphs (2) and (3) above, the Corporation shall deliver to each holder of then outstanding Series C Preferred Stock or Series D Preferred Stock, not less than 30 days nor more than 60 days preceding the anticipated closing date of such public offering, a written notice setting forth the fact of such conversion, the anticipated closing date of such public offering, the number of shares of Common Stock into which such holder's shares of Series C Preferred Stock, or Series D Preferred Stock will be converted in accordance with this paragraph 5(a), and a statement that such holder will be entitled to receive a new certificate representing such number of shares of Common Stock in exchange for the certificates representing such holder's shares of Series C Preferred Stock or Series D Preferred Stock. Notwithstanding that any certificates for shares of Series C Preferred Stock or Series D Preferred Stock shall not have been surrendered for cancellation,





                                        -8-                        Attachment II
                          following the delivery of such notice referred to above and from and after the closing of any such public offering, the shares of Series C Preferred Stock or Series D Preferred Stock shall no longer be deemed outstanding and the holders of certificates representing such shares of Series C Preferred Stock or Series D Preferred Stock shall have, from and after such date, the same rights in or with respect to the Corporation as holders of shares of Common Stock and each such holder shall have the right, upon surrender of such certificates, to receive from the Corporation a certificate or certificates representing the number of shares of Common Stock calculated as provided above registered in the name of such holder.

                 (5) CONVERSION PROCEDURE. Each share of Series C Preferred Stock and Series D Preferred Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share of Series C Preferred Stock or Series D Preferred Stock to be converted times a fraction, the numerator of which is the Series C Stated Value as to each such share of Series C Preferred Stock being converted and the Series D Stated Value as to each such share of Series D Preferred Stock being converted and the denominator of which is the appropriate Conversion Price. The Conversion Price shall be subject to adjustment as set forth in subparagraph (d) below.

         (b) DELIVERY OF STOCK CERTIFICATES; NO FRACTIONAL SHARES. The holder of any shares of Series C Preferred Stock or Series D Preferred Stock may exercise the conversion right pursuant to paragraph 5(a) above respectively by delivering to the Corporation during regular business hours at the principal executive offices of the Corporation the certificate or certificates for the shares to be converted, duly endorsed or assigned either in blank or to the Corporation (if required by it), accompanied by written notice stating that such holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided below, payable with respect to the shares of Series C Preferred Stock or Series D Preferred Stock so converted; provided, however, that in the case of a conversion in connection with liquidation, no such certificates need be issued. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the stockholder of record in respect of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock or Series D Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock or Series D Preferred Stock as appropriate, representing the unconverted portion of the certificate so surrendered. If the new certificate or certificates are to be issued to a person who is not the registered holder of the certificate delivered for conversion, any transfer taxes applicable to the transaction shall be paid by such transferee.

         (c) NO FRACTIONAL SHARES OF COMMON STOCK. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Market Price of a share of Common Stock multiplied by such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the





                                        -9-                        Attachment II

                 Corporation in respect of such fractional interests. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Preferred Stock shall receive, the total number of shares of Preferred Stock surrendered for conversion by such holder shall be aggregated.

         (d) DIVIDENDS; PURCHASE RIGHTS. In case at any time after December 31, 1995 the Corporation shall declare a dividend or make any other distribution upon the shares of Common Stock of any class, the Corporation shall pay on the dividend payment date to each holder of Series C and Series D, but not in duplication of payments provided by paragraph 2(a) above, the securities and other property (including cash) which such holder would have received (together with all distributions thereon) if such holder had converted the Preferred Stock held by it on the record date fixed in connection with such dividend, and the Corporation shall take whatever steps are necessary or appropriate to keep in reserve at all times such securities and other property as shall be required to fulfill its obligations hereunder in respect of the shares issuable upon the conversion of all Series C Preferred Stock and Series D Preferred Stock.

         (e) PURCHASE RIGHTS. If at any time or from time to time on or after December 31, 1995 the Corporation shall grant, issue or sell any options or rights to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), then each holder of Preferred Stock shall be entitled, at such holder's option, to acquire (whether or not such holder's Preferred Stock shall have been converted), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon the conversion of such Preferred Stock, immediately prior to the time or times at which the Corporation granted, issued or sold such Purchase Rights.

         (f) SUBDIVISION OR COMBINATION OF STOCK. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         (g) CHANGES IN COMMON STOCK. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or sale, transfer or other disposition of all or substantially all of its properties to another corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Corporation immediately theretofore issuable upon the conversion of the Preferred Stock, such shares of stock, securities or properties, if any, as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon the conversion of the Preferred Stock had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the conversion thereof. The Corporation shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously





                                        -10-                       Attachment II
                 with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Preferred Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

         (h) NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall promptly certify, or if requested by a majority of the outstanding shares of Series D Preferred Stock, obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Corporation (who may be the regular auditors of the Corporation) certifying, the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon the conversion of the Preferred Stock held by each holder of Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is
                 based.   The Corporation shall promptly mail a copy of such
                 certification to each holder of Preferred Stock.

         (i) CERTAIN EVENTS. If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this paragraph 5 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Preferred Stock in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Corporation) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Series C Preferred Stock and Series D Preferred Stock. Upon receipt of such opinion by the Board of Directors, the Corporation shall forthwith make the adjustments described therein; provided, however, that no such adjustment pursuant to this paragraph 5(i) shall have the effect of increasing the Conversion Price as otherwise determined pursuant to this paragraph 5 except in the event of a combination of shares of the type contemplated in paragraph 5(f) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 5(j).

         (j) PROHIBITION OF CERTAIN ACTIONS. The Corporation will not (a) authorize or issue, or agree to authorize or issue, any shares of its capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets or (b) take any action which would result in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of all of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation or (c) authorize more than one class of Common Stock.

         (k) STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Preferred Stock, and the Corporation will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or




                                        -11-                       Attachment II
                 similar rights on the part of the holders of any shares of capital stock or securities of the Corporation, and free from all liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be required to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective and applicable Conversion Price. The Corporation will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Corporation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Without limiting the foregoing, the Corporation will take all such action as may be necessary to assure that upon conversion of any of the Preferred Stock, an amount equal to the lesser of (a) the par value of each share of Common Stock outstanding immediately prior to such conversion, or (b) the Conversion Price, shall be credited to the Corporation's stated capital account for each share of Common Stock issued upon such conversion, and that the balance of the principal amount of the Preferred Stock converted shall be credited to the Corporation's capital surplus account.

         (l) REGISTRATION AND LISTING OF COMMON STOCK. If any shares of Common Stock required to be reserved for the purpose of the conversion of the Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act) before such shares may be issued upon such conversion, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. Shares of Common Stock issuable upon the conversion of the Preferred Stock shall be registered by the Corporation under the Securities Act or similar statute then in effect if required by (1) the Stock Registration Agreement dated December 31, 1990, as amended, (2) the Series B and Series C Stock Registration Agreement dated December 2, 1993, as amended, (3) the Series D Stock Registration Agreement dated December 31, 1993, as amended, and (4) the Series E Stock Registration Agreement, as amended, and subject to the conditions stated in such Agreements. If and so long as the Common Stock is listed on any national securities exchange, the Corporation will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon the conversion of the then outstanding Preferred Stock and maintain the listing of such shares after their issuance; and the Corporation will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon the conversion of the Preferred Stock, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Corporation or shall require registration under the Exchange Act.

         (m) TAXES. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Preferred Stock.

         (n) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock.

6.       VOTING RIGHTS.

                 (a) SERIES C PREFERRED STOCK, AND SERIES D PREFERRED STOCK. Each holder of Series C Preferred Stock, and Series D Preferred Stock shall be entitled to vote for each share of such Preferred Stock (standing in his, her or its name on the books of the Corporation on





                                        -12-                       Attachment II
                          the record date for determination of stockholders entitled to notice of and to vote) that number of votes determined as if such stock had been converted to Common Stock at the then applicable Conversion Price on any matter to be voted on by the holders of the Corporation's Common Stock (whether at any annual or special meeting or otherwise and when exercising any other voting rights provided for by law or herein).

                 (b)      SPECIAL VOTING RIGHTS.

                          (1) ELECTION OF DIRECTORS. Notwithstanding the other provisions of this Article IV, upon the occurrence of a Default Event (hereafter defined) and for the duration of the Default Period (hereafter defined) the number of positions on the Board of Directors shall be increased as follows and the manner of election of the new additional Directors shall be as follows: the holders of the outstanding Series C Preferred Stock and D Preferred Stock, voting together as a class by a majority of the votes which they are eligible to cast as such holders, shall be entitled to increase the size of the Board of Directors so that the size thereof shall consist of, and shall be entitled to elect,
                                  (i) six new additional Directors if the existing number of Directors at the time a Default Event occurs is eleven or less, and
                                  (ii) one additional Director for each
                                  Director that exceeds eleven at the time a Default Event occurs. In case the holders of the Series C Preferred Stock and D Preferred Stock become entitled to exercise such special voting rights, they may during the Default Period call a special meeting of stockholders, in the manner provided herein or in the by-laws or otherwise as provided by law, for the purpose of increasing or decreasing the number of positions on the Board of Directors, electing such members to the Board of Directors and (if deemed necessary) removing any incumbent directors in order to achieve the proportion described above. In addition, the holders of the Series C Preferred Stock and D Preferred Stock shall have such special voting rights at any annual or regular meeting of stockholders (or any other special meeting not called by the holders of Series C Preferred Stock and D Preferred Stock) held during the Default Period. In lieu of the foregoing, the holders of the Series C Preferred Stock and D Preferred Stock may take any of such action by a written consent in accordance with the DGCL.

                          (2) REMOVAL; VACANCIES. During the Default Period, each director elected by the holders of Series C Preferred Stock and Series D Preferred Stock may be removed only by the vote of the holders of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock, voting together as a class, by a majority of the votes which they are entitled to cast as such holders, at a meeting of the stockholders, or of the holders of shares of Preferred Stock called for that purpose. During the Default Period, any vacancy in the office of a director elected by the holders of the Series C Preferred Stock and Series D Preferred Stock may be filled by a vote of the remaining directors then in office elected by the holders of such series of Preferred Stock, or, if not so filled, by the holders of such series of Preferred Stock at any meeting, annual or special, for the election of directors held thereafter. A special meeting of stockholders, or of the holders of shares of Series C Preferred Stock and Series D Preferred Stock, may be called for the purpose of filling any such vacancy. In the case of removal of any such director, the vacancy may be filled at the same meeting at which such removal shall be voted. Holders of such Preferred Stock shall be entitled to





                                        -13-                       Attachment II
                                  notice of each meeting of stockholders at which they shall have any right to vote or notice of which is otherwise required by law.

                          (3) EXPIRATION OF RIGHT. Upon termination of the Default Period, the special voting rights of the holders of the Series C Preferred Stock and Series D Preferred Stock provided under this paragraph 6(b) shall be immediately divested, but always subject to the revesting of such right in the holders of such Preferred Stock upon the occurrence of any subsequent Default Event. In the event that such rights of the holders of Series C Preferred Stock and Series D Preferred Stock under this paragraph 6(b) shall cease as provided above, then the directors elected to the Board of Directors by the holders of such Preferred Stock under this paragraph 6(b) shall at such time be automatically removed from office, and their respective positions terminated and the number of positions on the Board of Directors shall return to the number prior to the exercise of the rights provided in this paragraph 6(b), without further action on the part of the holders of the Series C Preferred Stock and Series D Preferred Stock, the holders of the Common Stock or the Board of Directors.

                          (4) DEFAULT EVENT. For purposes hereof, "Default Event" means the occurrence or continuance of any of the following:

                                  a. failure by the Corporation to redeem the full number of shares of Preferred Stock on any date called for under paragraphs 3(a)(3) subject to the limitations set forth in paragraphs 3(a)(2) or the breach or failure to perform by the
                                           Corporation of any of its covenants
                                           contained in paragraph 7 of this
                                           Article IV;

                                  b.       any payment default (beyond any
                                           applicable grace period) under any
                                           material loan agreement, bond, note,
                                           indenture, debenture or other
                                           evidence of indebtedness of the
                                           Corporation;

                                  c. the acceleration of the indebtedness due under any material loan agreement, bond, note, indenture, debenture or other evidence of indebtedness of the Corporation, regardless of whether such acceleration relates to a payment default or any other kind of default if the effect of such acceleration is to render the Corporation insolvent;

                                  d.       the breach or failure to perform by
                                           the Corporation of any of its
                                           covenants not exclusively applicable
                                           to Noteholders set forth in Article
                                           V of the Note and Stock Purchase
                                           Agreement dated May 27, 1992 among
                                           the Corporation, Olympus Private
                                           Placement Fund, L.P., Equus
                                           Investments II, L.P. and Equus
                                           Capital Partners, L.P., Sprout
                                           Growth, L.P., Sprout Capital VI,
                                           L.P. and DLJ Venture Capital Fund
                                           II, L.P., Virginia Retirement System
                                           and certain parties named therein,
                                           and the continuance without cure of
                                           such breach or failure for 15 days
                                           following written notice thereof by
                                           any Purchaser (as defined in such
                                           agreement) or its transferees;

                                  e.       a Change in Control Event shall
                                           occur;





                                        -14-                       Attachment II

                                  f.       an Event of Default, as defined in
                                           the Amended and Restated Loan
                                           Agreement dated as of May 31, 1995
                                           by and among the Corporation and
                                           Banque Paribas, as Agent and the
                                           Banks named therein, as the same may
                                           be amended, exists and such Event of
                                           Default continues for 15 days
                                           without cure and any remedy as
                                           provided for in such Loan Agreement
                                           is taken by the lenders;

                                  g.       the breach or failure to perform by
                                           the Corporation of any of its
                                           covenants not exclusively applicable
                                           to Noteholders set forth in Article
                                           V of the Series D Senior
                                           Subordinated Agreement, and the
                                           continuance without cure of such
                                           breach or failure for 15 days
                                           following written notice thereof by
                                           any Purchaser (as defined in such
                                           agreement) or its transferees; and

                                  h.       if the Corporation commences any
                                           proceedings under any bankruptcy,
                                           reorganization, insolvency,
                                           readjustment of debts, dissolution
                                           or other liquidation law of any
                                           jurisdiction; or the Corporation
                                           makes an assignment for the benefit
                                           of creditors or applies to any
                                           tribunal for the appointment of a
                                           trustee or receiver of a substantial
                                           part of the assets of the
                                           Corporation; or any such proceedings
                                           are commenced, or any such
                                           application is filed, against the
                                           Corporation and the Corporation
                                           indicates its consent to such
                                           proceedings, or an order is entered
                                           appointing such trustee or receiver
                                           or adjudicating the Corporation
                                           bankrupt or insolvent, or approving
                                           the petition in any such
                                           proceedings, and such order remains
                                           in effect for sixty (60) days.

                                  i.       DEFAULT PERIOD.  For purposes
                                           hereof, "Default Period" means a
                                           period commencing on the date a
                                           Default Event occurs and ending, as
                                           the case may be: (a) upon redemption
                                           of the full number of shares of
                                           Preferred Stock required under
                                           paragraphs 3(a)(3) and payment of
                                           the full redemption price therefor;
                                           (b) upon the cure and irrevocable
                                           waiver of the payment default
                                           referred to in clause (b) of
                                           paragraph 6(b)(4) above; (c) upon
                                           the cure or irrevocable waiver of
                                           the default referred to in clause
                                           (c) of paragraph 6(b)(4) above,
                                           provided that the indebtedness so
                                           accelerated has been reinstated to
                                           previously-stated maturities and the
                                           Corporation's lenders have ceased to
                                           exercise control over any material
                                           assets of the Corporation; (d) upon
                                           the cure or irrevocable waiver of
                                           the default referred to in clause
                                           (d), (f) or (g) of paragraph 6(b)(4)
                                           above; (e) upon the cure or
                                           irrevocable waiver of the default
                                           referred to in clause (e) of
                                           paragraph 6(b)(4) above; or (f) the
                                           dismissal, revocation or termination
                                           of the proceedings described in
                                           clause (h) of paragraph 6(b)(4)
                                           above.

                 (c) COMMON STOCK. Each holder of Common Stock shall be entitled to one vote for each share of such Common Stock standing in his or her name on the books of the Corporation on the record date for the determination of stockholders entitled to notice of and to vote at any annual or special meeting of stockholders.

         7. ADDITIONAL CAPITAL STOCK, ETC. The Corporation shall not, (A) without the affirmative consent or approval of the holders of shares representing at least 75% of the Series C Preferred Stock then outstanding, together voting as a class (i) authorize the issuance of any new, or increase the





                                        -15-                       Attachment II
                 authorized number of shares of any existing, class of capital stock of the Corporation (or any other series of Preferred Stock) which would be senior or superior as to dividends, redemption or upon liquidation to any of the Series C
                 Preferred Stock or (ii) increase the number of shares of Preferred Stock authorized in the Certificate of Incorporation or create any other class of stock (or any other series of Preferred Stock) ranking on a parity with any of the Series C Preferred Stock as to redemption or upon liquidation, or (B) without the affirmative consent or approval of the holders of shares representing at least 90% of the Series C Preferred Stock then outstanding, together voting as a class,(x) amend the voting powers, designations, preferences, or relative, participating, optional or other special rights or qualifications, limitations or restrictions in respect of the Series C Preferred Stock; (y) reissue any shares of Series C Preferred Stock that have been redeemed or repurchased; or (z) take any action to cause any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the by-laws that would materially adversely affect the rights of holders of Series C Preferred Stock, or (C) without the affirmative consent or approval of the holders of shares representing at least 75% of the Series D Preferred Stock then outstanding, (i) authorize the issuance of any new, or increase the authorized number of shares of any existing, class of capital stock of the Corporation (or any other series of Preferred stock) which would be senior or superior as to dividends, redemption or upon liquidation to the Series D Preferred Stock, or (ii) increase the number of shares of Preferred Stock authorized in the Certificate of Incorporation or create any other class of stock (or any other series of Preferred Stock) ranking on a parity with the Series D Preferred Stock as to dividends, redemption or upon liquidation, or (D) without the affirmative consent or approval of the holders of shares representing at least 90% of the Series D Preferred Stock then outstanding (x) amend the voting powers, designations, preferences, or relative, participating, optional or other special rights or qualifications, limitations or restrictions in respect of the Series D Preferred Stock, or (y) reissue any shares of Series
                 D Preferred Stock that have been redeemed or repurchased, or
                 (z) take any action to cause any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the by-laws that would materially adversely affect the rights of the holders of Series D Preferred Stock.

         8. EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, neither the shares of Preferred Stock nor the shares of Common Stock shall have any voting powers, preferences, or relative, participation, optional or other special rights other than those specifically set forth herein.

                                   ARTICLE V

         The provisions for the regulation of the internal affairs of the Corporation will include the following, but such enumeration is not in limitation of the power of the stockholders or the Board of Directors to formulate in the Bylaws, by resolution, or any other proper manner any other lawful provision not inconsistent with law or these articles:

                 1. CUMULATIVE VOTING. The right of stockholders to cumulate votes in the election of directors is expressly denied.

                 2. BYLAWS. The Board of Directors will adopt the initial Bylaws, and from time to time may, except as otherwise provided herein, alter, amend or repeal the Bylaws or adopt new Bylaws; but the stockholders from time to time may alter, amend or repeal any Bylaws adopted by the Board of Directors or may adopt new Bylaws.

                 3. DENIAL OF PREEMPTIVE RIGHTS. The stockholders of the Corporation will not have the preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.





                                        -16-                       Attachment II

                 4.  NUMBER AND QUALIFICATION OF DIRECTORS.   The number and
qualifications of directors constituting the Board of Directors of the Corporation will be fixed and determined in the manner provided in the Bylaws of the Corporation. The number of directors may be increased or decreased from time to time in the manner set forth in the Bylaws of the Corporation and herein.

                                   ARTICLE VI

                             LIABILITY OF DIRECTORS

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach by the director of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         No repeal, modification or amendment of, or adoption of any provision inconsistent with this Article VI nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment, adoption or modification or affect the liability of any director of the Corporation for any action taken or any omission that occurred prior to the time of such repeal, amendment, adoption or modification.

         If the DGCL shall be amended after the date hereof to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the DGCL, as so amended.

         IN WITNESS WHEREOF, Champion Healthcare Corporation has caused this Restated Certificate of Incorporation to be executed by its President this ________________ day of _________________________________, 1996.



                                        By:
                                            ------------------------------------
                                            Charles R. Miller, President





                                        -17-                       Attachment II